UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

The Cigna Group
(Exact name of registrant as specified in its charter)

Delaware	001-38769	82-4991898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2025, The Cigna Group (the “Company”) entered into a $6.5 billion Revolving Credit and Letter of Credit Agreement with the banks named therein, JPMorgan Chase Bank, N.A., as administrative agent, and BofA Securities, Inc., Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners (the “Credit Agreement”). The Credit Agreement replaces in full the Company’s existing revolving credit facilities.

The Credit Agreement provides for revolving borrowings at any time and from time to time for a duration of five years up to a maximum amount of $6.5 billion to be used for general corporate purposes, with up to $500 million available for issuance of letters of credit. The Credit Agreement includes options to (i) increase commitments in an aggregate amount of up to $1.5 billion for a maximum total commitment of $8.0 billion and (ii) extend the maturity date for additional one-year periods, each subject to the consent of the banks.

The Credit Agreement provides for interest rate options on advances at rates equal to either: (x) in the case of base rate advances, the highest of (i) the rate of interest last quoted by the Wall Street Journal as the “prime rate,” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board, (ii) the federal funds rate, plus 0.50%, and (iii) the one-month term secured overnight financing rate (but not less than zero) plus 1.0%, in each case plus an applicable margin based on the Company’s senior unsecured credit Ratings (as defined in the Credit Agreement); (y) in the case of term benchmark rate advances, the rate per annum equal to the term secured overnight financing rate (but not less than zero), plus an applicable margin based on the Company’s senior unsecured credit Ratings; or (z) in the case of daily benchmark rate advances, the rate per annum equal to the daily simple secured overnight financing rate (but not less than zero), plus an applicable margin based on the Company’s senior unsecured credit Ratings.

The Credit Agreement contains customary covenants and restrictions, including a financial covenant that the Company may not permit its leverage ratio – which is the ratio of total consolidated debt to total consolidated capitalization (as defined in the Credit Agreement) – to be greater than 0.60 to 1.00 or, if requested by the Company, 0.65 to 1.00 for the four quarters following an acquisition in which total cash consideration is equal to or greater than $1.0 billion. The leverage ratio calculation excludes net unrealized appreciation or depreciation in fixed maturity investments and the portion of the post-retirement benefits liability adjustment attributable to pension as included in accumulated other comprehensive loss on the Company’s consolidated balance sheets.

The Credit Agreement contains other customary provisions regarding events of default, which could result in the termination of commitments and/or an acceleration of repayment of any advances outstanding. The events of default include, among other things, bankruptcy or insolvency proceedings, change of control and cross-acceleration with respect to other debt agreements.

The agents and banks under the Credit Agreement perform normal banking, investment banking and/or advisory services for the Company from time to time for which they receive customary fees and expenses.

The above description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2025.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K as it relates to the termination of the Company’s $5.0 billion Revolving Credit and Letter of Credit Agreement with the banks named therein, JPMorgan Chase Bank, N.A., as administrative agent, and BofA Securities, Inc., Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, dated as of April 25, 2024, is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2025, Ms. Noelle Eder, Executive Vice President, Global Chief Information Officer, The Cigna Group, resigned from the Company to pursue another opportunity, effective May 16, 2025.  Ms. Eder’s decision to resign was due to personal reasons and was not a result of any disagreement with the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2025, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). Of the 271,108,099 shares outstanding and entitled to vote, 246,823,345 shares, or 91.04%, were represented in person or by proxy at the Annual Meeting. The results for each of the proposals submitted to a vote of our shareholders at the Annual Meeting are set forth below. Each proposal is described in more detail in our 2025 Proxy Statement, filed with the Securities and Exchange Commission on March 14, 2025.

Proposal 1: Shareholders elected the eleven director nominees named in the 2025 Proxy Statement for one-year terms to expire at the next annual meeting of shareholders.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
David M. Cordani	213,163,330	14,998,136	908,286	17,753,593
Eric J. Foss	221,652,286	7,246,907	170,559	17,753,593
Retired Maj. Gen. Elder Granger, M.D.	227,590,703	1,314,905	164,144	17,753,593
Neesha Hathi	228,542,452	356,323	170,977	17,753,593
George Kurian	225,810,105	3,088,810	170,837	17,753,593
Kathleen M. Mazzarella	221,597,907	7,314,985	156,860	17,753,593
Mark B. McClellan, M.D., Ph.D.	227,436,323	1,467,566	165,863	17,753,593
Philip O. Ozuah, M.D., Ph.D.	225,885,264	3,019,153	165,335	17,753,593
Kimberly A. Ross	227,571,450	1,338,320	159,982	17,753,593
Eric C. Wiseman	223,064,302	5,832,752	172,698	17,753,593
Donna F. Zarcone	216,206,702	12,708,398	154,652	17,753,593

In addition, shareholders voted on the following proposals and cast their votes as described below.

Proposal 2: Advisory approval of the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
203,552,958	25,079,559	437,235	17,753,593

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.

Votes For	Votes Against	Abstentions
225,790,205	20,885,437	147,703

Proposal 4: Shareholder Proposal – Support special shareholder meeting improvement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,117,178	200,491,789	460,785	17,753,593

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CIGNA GROUP

Date: April 28, 2025	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President, Chief Administrative Officer and General Counsel